                                                                     EXHIBIT 4.2

                          VIKING OFFICE PRODUCTS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                       (1997 INCENTIVE STOCK OPTION PLAN)
--------------------------------------------------------------------------------

     This Incentive Stock Option Agreement (the "Agreement") is made and entered into as of [insert date] (hereinafter referred to as the "Date of Grant"), by and between VIKING OFFICE PRODUCTS, INC., a California corporation (the "Company"), and [INSERT NAME OF OPTIONEE] ("Optionee"),with reference to the following facts:

     A. The Company has duly adopted a 1997 Incentive Stock Option Plan (hereinafter referred to as the "Plan") which authorizes the Compensation Committee of the Board of Directors (hereinafter referred to as the "Committee") to grant non-statutory stock options or incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and which is intended to encourage ownership of stock of the Company by officers and other key management employees and to provide additional incentive for them to promote the success of the Company.

     B. The Committee, which is charged with responsibility for administering the Plan, has determined that Optionee is entitled to participate in the Plan, and has taken appropriate action to authorize the granting of a stock option, which shall be an incentive stock option except as otherwise provided herein, to Optionee for the number of shares, at the price per share and on the terms set forth in this Agreement.

     C. Optionee desires to participate in the Plan and to receive an option on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   Grant of Option
          ---------------

          The Company hereby grants to Optionee the right and option (hereinafter referred to as the "Option") to purchase from time to time all or any part of an aggregate of [insert number] shares (the "Option Shares") of the common stock, without par value, of the Company ("Common Stock") on the terms and conditions set forth in this Agreement. The Option shall be an incentive stock option, provided, however, that, to the extent that the aggregate fair market value of Common Stock (including the Option Shares and the Common Stock issuable upon exercise of all other incentive stock options granted to Optionee under the Plan and under all other plans of the Company under which incentive stock options may be issued) with respect to which incentive stock options (determined without regard to this sentence) first become exercisable by Optionee during any calendar year exceeds the maximum amount permitted under
Section 422 of the Code (currently $100,000.00), such options shall be treated as non-statutory stock options. The preceding sentence shall be applied taking options into account in the order in which they were granted. For purposes of this paragraph, the fair market value of Common Stock shall be determined as of the time the option with respect to such Common Stock was granted.

     2.   Purchase Price
          --------------

          The purchase price (the "Exercise Price") of each Option Share shall be $[insert amount].

     3.   Option Period
          -------------

          The Option shall commence on the Date of Grant and shall expire, and all rights to purchase the Option Shares shall terminate, at the close of business on the day immediately preceding the tenth anniversary of the Date of Grant, unless terminated earlier as provided in this Agreement. The Option shall be exercisable during its term as to 20% of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; 20% of the Option Shares during the twelve months beginning on the second anniversary of the Date of Grant; 20% of the Option Shares during the twelve months beginning on the third anniversary of the Date of Grant; 20% of the Option Shares during the twelve months beginning on the fourth anniversary of the Date of Grant; and 20% of the Option Shares during the twelve months beginning on the fifth anniversary of the Date of Grant; provided, however, if Optionee shall not in any period purchase all of the Option Shares which Optionee is entitled to purchase in such period, Optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Option.

     4.   Exercise of Option
          ------------------

          4.1 The Option shall be exercised by delivering this Agreement for endorsement to the Company, at its principal office, attention of the Stock Plan Administrator, together with a Notice and Agreement of Exercise (in the form attached hereto or specified from time to time by the Committee) indicating the number of Option Shares Optionee wishes to purchase and full payment of the Exercise Price of such shares. The minimum number of shares as to which the Option Shares may be exercised at any time is ten. In no event shall the Company be required to issue or transfer fractional shares.

          4.2 Payment for Option Shares may be made in cash, by cashier's or certified check or (if the Committee authorizes payment in stock) by delivery to the Company of shares of Common Stock, duly assigned to the Company by a stock power with signatures guaranteed as provided on the back of the stock certificate. The value of each share delivered in payment of the Exercise Price of Option Shares shall be the fair market value ("Fair Market Value") of Common Stock on the date such shares are delivered. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of Common Stock for the last preceding day on which the Company's shares were traded, and the method for determining the closing price shall be determined by the Committee.

     5.   Employment of Optionee
          ----------------------

          5.1 Except as otherwise provided in paragraph 6 of this Agreement, Optionee may not exercise the Option unless, at the time of exercise, Optionee is an employee of the Company or a parent or a subsidiary thereof and has been in the employ of the Company or a parent or subsidiary thereof continuously since the Date of Grant. For purposes of this paragraph, the period of continuous employment with the Company shall be deemed to include (without extending the term of the Option) any period during which Optionee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three months and Optionee returns to the employ of the Company at the expiration of such leave of absence. If Optionee fails to return to the employ of the Company at the expiration of such leave of absence, Optionee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of Optionee with the Company shall also be deemed to include any period during which Optionee is a member of the Armed Forces of the United States, provided that Optionee returns to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date Optionee first becomes entitled to discharge. If Optionee does not return to the employ of the Company within 90 days from the date Optionee first becomes entitled to discharge (or such longer period as may be prescribed by law), Optionee's employment with the Company shall be deemed to have terminated as of the date Optionee's military service ended.

          5.2 Nothing contained herein shall be construed to impose upon the Company or upon any parent or subsidiary thereof any obligation to employ Optionee for any period or to supersede or in any way alter, increase or diminish the respective rights and obligations of the Company or any parent or subsidiary thereof and Optionee under any employment contract now or hereafter existing between them.

     6.   Termination of Employment
          -------------------------

          6.1 If the employment of Optionee with the Company shall terminate because of death, (a) the Option, to the extent then presently exercisable, shall remain in full force and effect and may be exercised pursuant to the provisions hereof, including expiration at the end of the fixed term hereof, and
(b) unless otherwise provided by the Committee, the Option, to the extent not then presently exercisable, shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

          6.2 If the employment of Optionee with the Company shall terminate because of "Disability" (as defined in the Plan), (a) the Option, to the extent then presently exercisable, shall remain exercisable and may be exercised pursuant to the provisions hereof at any time until the earlier of the end of the fixed term hereof or the expiration of twelve months following termination of Optionee's employment, and (b) unless otherwise provided by the Committee, the Option, to the extent not then presently exercisable, shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

          6.3 If the employment of Optionee with the Company shall terminate for any reason other than the reasons set forth in paragraphs 6.1 and 6.2 hereof, (a) the Option, to the extent then presently exercisable or to the extent the Option becomes exercisable pursuant to paragraph 9.3 hereof, shall remain exercisable only for a period of three months after the date of such termination of employment and may be exercised during such period pursuant to the provisions hereof, including expiration at the end of the fixed term hereof, and (b) the Option, to the extent not then presently exercisable, shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

     7.   Securities Laws Requirements
          ----------------------------

          7.1 The Option shall not be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other requirements of law or any regulatory bodies having jurisdiction over such exercise or issuance and delivery, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of the Option and the Option Shares but there may be times when no such Registration Statement will be currently effective. Exercise of the Option may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If the Option would expire for any reason except the end of its term during such a suspension, then if exercise of the Option is duly tendered before its expiration, the Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of the Option Shares.

          7.2 Upon each exercise of the Option, Optionee shall represent, warrant and agree, by the Notice and Agreement of Exercise delivered to the Company, that (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws, (b) if Optionee is subject to the reporting requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Optionee will furnish to the Company a copy of each Form 4 filed by Optionee and will timely file all reports required under federal securities laws, and (c) Optionee will report all sales of Option Shares to the Company in writing on the form prescribed from time to time by the Company. All Option Share certificates may be imprinted with legend conditions reflecting federal and state securities law restrictions and conditions and the Company may comply therewith and issue "stop transfer" instructions to its transfer agents and registrars without liability.

     8.   Non-transferability of Option
          -----------------------------

          The Option shall not be transferable otherwise than pursuant to Optionee's Last Will and Testament or the laws of descent and distribution, and may be exercised, during the lifetime of Optionee, only by Optionee. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions of this Agreement, and the levy of any execution, attachment or similar process thereupon, shall be null and void and without effect.

     9.   Changes in Capitalization
          -------------------------

          9.1 The number and class of shares subject to the Option, the Exercise Price (but not the total price), and the minimum number of shares as to which the Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock of the Company which results from a split-up or consolidation of shares, payment of a stock dividend or stock dividends exceeding a total of two and one-half percent for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Option, Optionee shall receive the number and class of shares Optionee would have received had Optionee been the holder of the number of shares of Common Stock for which the Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

          9.2 Upon a reorganization, merger of consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or in which the Company survives as a subsidiary of another corporation, a sale of all or substantially all of the property of the Company to another corporation or any dividend or distribution to shareholders of more than ten percent of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for the Option Shares then remaining under the Option, as if Optionee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

          9.3 All Option Shares may be purchased from and after the occurrence of a change in control of the Company as defined herein ("Change in Control"). Change in Control means any of the following transactions or events effecting a change in ownership or control of the Company:

          (a) A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (b) The sale, transfer or other disposition of all or substantially all of the assets of the Company;

          (c) Any merger or reverse merger in which the Company ceases to exist as an independent corporation or becomes the subsidiary of another corporation;

          (d) If any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), of securities possessing more than twenty percent (20%) of the total combined voting power of the Company's outstanding securities;

          (e) If any person becomes the beneficial owner of securities of the Company possessing sufficient voting power in the aggregate to elect an absolute majority of the members of the Company's Board of Directors (the "Board") (rounded up to the nearest whole number); or

          (f) A change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to consist of individuals who either (i) have been members of the Board continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     10.  Relationship to Other Employee Benefit Plans
          --------------------------------------------

          The Option shall not be deemed to be salary or other compensation to Optionee for purposes of any pension, thrift, profit sharing, stock purchase or other employee benefit plan now maintained or hereafter adopted by the Company.

     11.  Misconduct of Optionee
          ----------------------

          Notwithstanding any other provision of this Agreement or the Plan, if Optionee shall commit fraud or dishonesty toward the Company, wrongfully use or disclose any trade secret, confidential data or other information proprietary to the Company or intentionally take any other action materially inimical to the best interests of the Company, as determined by the Committee in its sole and absolute discretion, Optionee shall forfeit all rights and benefits under this Agreement.

     12.  Subsidiary
          ----------

          The term "subsidiary", as used herein, shall mean each corporation which is a "subsidiary corporation" of the Company, within the definition contained in Section 424(f) of the Code. Unless the context indicates otherwise, references herein to the Company shall include all subsidiaries of the Company and any parent it may have in the future.

     13.  Privileges of Ownership
          -----------------------

          Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that share certificates have actually been issued and registered in Optionee's name on the books of the Company or its registrar upon the due exercise of the Option. The Company shall be allowed a reasonable time following notice of exercise in which to accomplish the issuance and registration.

     14.  Reference to Plan and Internal Revenue Code
          -------------------------------------------

          This Agreement and the Option are subject to all of the terms and conditions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this

Agreement and the Plan, the provisions of the Plan shall prevail. Inasmuch as the Option is intended to constitute an "incentive stock option" within the meaning of Section 422 of the Code, and the Regulations issued thereunder, as said Section or Regulations may be amended from time to time, all interpretations and provisions of this Agreement, the Option and the Plan shall be resolved to the extent possible, in accordance with the requirement of said Section and Regulations and in a way which preserves the Option as an incentive stock option. To the extent that any portion of the Option does not qualify as an incentive stock option, that portion shall constitute a non-statutory stock option provided that the status of the remaining portion of the Option as an incentive stock option is not effected thereby.

     15.  Notices
          -------

          Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Stock Plan Administrator at 950 West 190th Street, Torrance, California 90502, and any notice to be given to Optionee shall be addressed to Optionee at his or her address appearing on the employment records of the Company, or at such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope, addressed as herein required and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

     16.  Withholding Taxes
          -----------------

          The Company shall have the right at the time of exercise of the Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise, to ensure the payment (through withholding from Optionee's salary or the Option Shares or otherwise as the Company shall deem in its sole and conclusive discretion to be in its best interests) of any such taxes.

     17.  Number and Gender
          -----------------

          Terms used herein in any number or gender include other numbers or genders, as the context may require.

     IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the Date of Grant.

"OPTIONEE"                          "COMPANY"
                                    VIKING OFFICE PRODUCTS, INC.


                                    By
-----------------------------         -----------------------------
Signature                            Name:
                                     Title:

-----------------------------
Print name

                          VIKING OFFICE PRODUCTS, INC.
                        NOTICE AND AGREEMENT OF EXERCISE
                           OF INCENTIVE STOCK OPTION

                                                           _____________, ____

     I hereby exercise my Viking Office Products, Inc., Incentive Stock Option dated __________, ____, as to ________ shares of Viking Office Products, Inc. common stock, without par value (the "Option Shares").

     Enclosed are the documents and payment specified in paragraph 4 of my Option Agreement. I understand that no Option Shares shall be issued and delivered unless and until any applicable registration requirements of the Securities Act of 1933, as amended, any listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. I hereby represent, warrant and agree, to and with Viking Office Products, Inc. (the "Company"), that:

     The Option Shares I am purchasing are being acquired for my account, and no other person (except, if I am married, my spouse) will own any interest therein.

     a. I will not sell or dispose of my Option Shares in violation of the Securities Act of 1933 or any other applicable Federal or state securities laws. I will obtain the Company's advice prior to any disposition of my Option Shares except sales in unsolicited brokers transaction in the over-the-counter market.

     b. I agree that the Company may, without liability, place legend conditions upon my Option Shares and issue "stop transfer" restrictions requiring compliance with applicable securities laws and the terms of my option.

     c. If and so long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, I will furnish to the Company a copy of each Form 4 filed by me and will timely file all reports required under the Federal securities laws.

     d. I will report to the Company all sales of Option Shares on the form prescribed from time to time by the Company.

     The number of Option Shares specified above are to be issued in the following registration (husband and wife will be shown to be joint tenants unless I state that the Option Shares will be held as community property or as tenants in common):


---------------------------         ------------------------------------------
     (Print your name)                   (Signature)


---------------------------         ------------------------------------------
  (Option - Print name
  of spouse if you wish             ------------------------------------------
  joint registration)                    Address